Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-109886) of our report dated February 13, 2004 relating to the consolidated financial statements, which appears in the Safety Components International, Inc.'s Transition Report on Form 10-K for the period from March 30, 2003 to December 31, 2003. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedule, which appears in such Transition Report on Form 10-K.


PricewaterhouseCoopers LLP

Spartanburg, South Carolina
March 22, 2004